UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2010

NEXAIRA WIRELESS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153868
(Commission File Number)

20-8748507
(IRS Employer Identification No.)

#1404 – 510 West Hastings Street, Vancouver, BC V6B 1L8
(Address of principal executive offices and Zip Code)

(604) 682-5629
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information required by this Item 5.02 is included under Item 5.07 of this current report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 22, 2010, we held our annual meeting of stockholders to elect the directors of our company, appoint our independent accountants and approve the 2009 stock option plan.

Election of Directors

At the annual meeting, our stockholders elected Mark Sampson, Ralph Proceviat, Brad Weinert, James Grey and Michael Donnell as the directors of our company with the following votes:

	For	Against	Abstain	Broker Non-Votes
Mark Sampson	29,593,005	28,950	3,200	9,309,383
Ralph Proceviat	29,591,305	30,590	3,260	9,309,383
Brad Weinert	29,596,591	24,564	4,000	9,309,383
James Grey	29,598,891	22,204	4,060	9,309,383
Michael Donnell	29,598,791	22,264	4,100	9,309,383

Ratification of Appointment of Independent Registered Public Accounting Firm

At the annual meeting, our stockholders ratified the appointment of BDO Seidman, LLP, as our independent registered public accounting firm with the following votes:

For	Against	Abstain	Broker Non-Votes
32,143,923	97,883	9,746	9,309,383

Approval of 2009 Stock Option Plan

At the annual meeting, our stockholders ratified our 2009 Stock Option Plan. Under the Plan, options to acquire common shares may be granted to directors, officers, consultants and employees of our company. A total of 15,000,000 common shares may be issued under the Plan.

For	Against	Abstain	Broker Non-Votes
29,553,104	57,200	14,331	9,309,383

Item 9.01 Financial Statements and Exhibits

99.1     2009 Stock Option Plan attached as Appendix B to our Definitive Proxy Statement filed on May 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXAIRA WIRELESS INC.

“Sherrill Aspin”

By:
Name:	Sherrill Aspin
Title:	Secretary
Dated:	June 22, 2010